Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ZHONG WEN INTERNATIONAL HOLDING CO., LTD.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF MAY, A.D. 2010, AT 2:30 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
4827320 8100	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8013716
100558123	DATE: 05-25-10

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 02:32 PM 05/24/2010 FILED 02:30 PM 05/24/2010 SRV 100558123 – 4827320 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

•	First: The name of this Corporation is Zhong Wen International Holding Co., Ltd. .
•
Second: Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington County of New Castle Zip Code 19801. The registered agent in charge thereof is.  The Corporation Trust Company ___________________________________________________________.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
•	Fourth: The amount of the total stock of this corporation is authorized to issue is 1,000,000 shares (number of authorized shares) with a par value of 0.0010000000 per share.
•	Fifth: The name and mailing address of the incorporator are as follows:
Name	Stephen E. Rounds
Mailing Address	1544 York Street, Suite 110
Denver, Colorado Zip Code 80206
•
I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 24th day of May, A.D. 2010.

BY:	/s/ Stephen E. Rounds
(Incorporator)

NAME:	Stephen E. Rounds
(type or print)